Exhibit 99.1

Stronghold Digital Mining Announces CFO Transition

NEW YORK, October 25, 2024 – Stronghold Digital Mining, Inc. (the “Company”) today announced that Chief Financial Officer Matthew Smith will resign from his position, effective November 15, 2024, after the Company files its Quarterly Report on Form 10-Q for the third quarter of 2024. Mr. Smith will also step down from the Company’s Board of Directors at that time. Mr. Smith’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.

Following his departure, the Company intends to retain Mr. Smith as a consultant to assist with the transition of his responsibilities for a period of time. Currently, the Company does not intend to fill the vacancy on the Board that will be created following the effective date of Mr. Smith’s resignation. The Company thanks Mr. Smith for his contributions over the past three years.

About Stronghold Digital Mining, Inc.
Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Forward Looking Statements of Stronghold:
Certain statements contained in this press release, including guidance, constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements, including with respect to its potential carbon capture initiative and with respect to completing a strategic review process or entering into a transaction. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third-party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment including to upgrade our current fleet; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements; our ability to replicate and scale the carbon capture project; our ability to manage costs related to the carbon capture project; and our ability to monetize our carbon capture project, including through the private market; our ability to qualify for, obtain, monetize or otherwise benefit from the Puro registry and Section 45Q tax credits, our ability to timely complete a strategic review process and our ability to consummate a transaction in connection with such process, in part or at all, our ability to qualify for demand response programs, our ability to qualify as PJM “In Network” load, our ability to prepare our sites for and execute on GPU computing initiatives and our ability to expand the power capacity at our sites. More information on these risks and other potential factors that could affect our financial results are included in our filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on March 8, 2024, and in our subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement or guidance speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements or guidance, whether because of new information, future events, or otherwise.

Contacts:

Stronghold Digital Mining, Inc.
Investor Contact:
Matt Glover or Alec Wilson
Gateway Group, Inc.
SDIG@gateway-grp.com
1-949-574-3860

Media Contact:
contact@strongholddigitalmining.com